SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                 Form 8-K/A

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 1,  2002
                                                      ----------------
                              WesBanco, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       West Virginia                  0-8467              55-0571723
----------------------------       ------------       ------------------
(State or other jurisdiction       (Commission         (IRS Employer
   of incorporation)                File Number)      Identification No.)


     1 Bank Plaza, Wheeling, WV                        26003
----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (304) 234-9000
                                                    --------------
Former name or former address, if changed since last report  Not Applicable
                                                             --------------





This Current Report on Form 8-K/A is being filed to amend Item 7 of the Form 8-K filed by WesBanco, Inc. ("WesBanco") with the Securities and Exchange Commission on March 15, 2002 to include the financial statements of American Bancorporation ("American") and the pro forma financial information reflecting the pro forma effects of WesBanco's acquisition of American.

Item 7.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired. The following audited financial statements of American are included in this Form 8-K/A on pages 3 through 31:

            Consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, notes to consolidated financial statements and the independent auditor's report.


     (b) Pro forma financial information. The following unaudited pro forma condensed combined financial statements, based on historical financial statements of WesBanco and American, are included in this Form 8-K/A on pages 32 through 34:

            Pro forma condensed combined balance sheet as of December 31, 2001, pro forma condensed combined statement of income for the year ended December 31, 2001 and notes to the pro forma condensed combined financial statements.


     (c) Exhibits

            2.1 Agreement and Plan of Merger dated as of February 22, 2001 among WesBanco, Inc., American Bancorporation,
                  AB Corporation and WesBanco Bank, Inc. (incorporated by reference to Annex A of the Proxy Statement contained in the Registration Statement on Form S-4/A (Amendment
                  No. 1)(Registration No. 333-74814) filed with the Securities and Exchange Commission on January 14, 2002).

            2.2 First Amendment to Agreement and Plan of Merger dated as of November 5, 2001 among WesBanco, Inc., American Bancorporation, AB Corporation and
                  WesBanco Bank, Inc. (incorporated by reference to Annex B of the Proxy Statement contained in the Registration Statement on Form S-4/A (Amendment No. 1) (Registration No. 333-74814) filed with the Securities and Exchange Commission on January 14, 2002).

           23.1   Consent of KPMG LLP (filed herewith)

           99.1 Press release dated March 1, 2002, announcing that WesBanco, Inc. consummated its merger with American Bancorporation. (previously filed on March 15, 2002 as Exhibit 99 of the Current Report on Form 8-K).





                                       2







CONSOLIDATED BALANCE SHEETS          American Bancorporation and Subsidiaries
December 31, 2001 and 2000

                                                     2001          2000
ASSETS                                          ------------   ------------
Cash and due from banks........................ $ 13,800,664   $  9,962,874
Federal funds sold.............................    3,866,000      4,530 000
Investment securities available for sale ......  286,152,345    272,045,286
Loans
   Commercial, financial and agricultural......  176,866,228    158,611,104
   Real estate mortgage........................  124,856,327    157,297,233
   Installment.................................   57,728,717     73,615,667
                                                ------------   ------------
                                                 359,451,272    389,524,004
   Less allowance for loan losses..............    3,673,412      3,252,073
                                                ------------   ------------
                                                 355,777,860    386,271,931
Premises and equipment - net...................   10,253,601      9,538,072
Accrued interest receivable ...................    4,252,874      4,736,395
Excess of cost over net assets acquired........    1,307,334      1,643,066
Other assets...................................   16,456,737     16,488,437
                                                ------------   ------------
     TOTAL ASSETS.............................  $691,867,415   $705,216,061
                                                ============   ============
LIABILITIES
Deposits
   Demand - non-interest bearing..............  $ 44,955,834   $ 41,213,045
   Demand - interest bearing..................    22,114,188     22,316,485
   Savings....................................   135,542,780    135,590,637
   Time - under $100,000......................   195,958,708    220,222,098
   Time - over $100,000.......................    77,012,585     76,806,587
                                                ------------   ------------
       TOTAL DEPOSITS.........................   475,584,095    496,148,852
Borrowed funds................................   155,265,923    149,376,008
Accrued interest payable......................     2,836,548      3,578,923
Other liabilities.............................     2,373,453      2,900,945
Company obligated mandatorily redeemable trust
 preferred securities of subsidiary trust
 holding solely junior subordinated debentures
 of the Company...............................    12,650,000     12,650,000
                                                ------------   ------------
       TOTAL LIABILITIES......................   648,710,019    664,654,728

STOCKHOLDERS' EQUITY
  Preferred stock.............................           ---            ---
  Common stock without par value, stated
    value $2.50 a share, authorized 6,500,000
    shares, issued and outstanding 3,129,674..     7,824,185      7,824,185
  Additional paid-in capital..................    10,301,982     10,301,982
  Retained earnings...........................    25,926,999     24,733,853
  Accumulated other comprehensive results, net
    of tax benefit of $549,020 in 2001 and
    $1,408,872 in 2000........................      (895,770)    (2,298,687)
                                                ------------   ------------
    TOTAL STOCKHOLDERS' EQUITY................    43,157,396     40,561,333
                                                ------------   ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $691,867,415   $705,216,061
                                                ============   ============

See accompanying notes to consolidated financial statements.



                                       3


                                      American Bancorporation and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2001, 2000 and 1999


                                            2001         2000         1999
INTEREST INCOME                         -----------  -----------  -----------
   Loans............................... $30,744,136  $34,102,554  $28,501,782
   Investment securities
     Taxable interest income...........  10,618,043   14,499,768   15,330,699
     Non-taxable interest income.......   4,201,043    3,041,189    2,771,283
     Dividends.........................     581,944      851,085      649,083
                                        -----------  -----------  -----------
                                         15,401,030   18,392,042   18,751,065
   Short-term investments..............     530,199      280,691      365,400
                                        -----------  -----------  -----------
        Total interest income..........  46,675,365   52,775,287   47,618,247

INTEREST EXPENSE
 Deposits
     Interest bearing demand...........     268,238      385,829      413,588
     Savings...........................   4,024,880    5,173,100    2,792,845
     Time - under $100,000.............  12,563,640   12,354,580   11,472,173
     Time - over $100,000..............   4,599,326    4,045,515    3,221,631
                                        -----------  -----------  -----------
                                         21,456,084   21,959,024   17,900,237

 Borrowings
  Borrowed funds.......................   8,631,065   11,662,790   10,169,583
  Notes payable and other long-term debt  1,100,825    1,100,825    1,101,412
                                        -----------  -----------  -----------
       Total interest expense..........  31,187,974   34,722,639   29,171,232
                                        -----------  -----------  -----------
   NET INTEREST INCOME.................  15,487,391   18,052,648   18,447,015
PROVISION FOR LOAN LOSSES..............   1,460,000      910,000      420,000
                                        -----------  -----------  -----------
 Net interest income after provision
   for loan losses.....................  14,027,391   17,142,648   18,027,015

OTHER INCOME
  Service charges on deposit accounts..     950,634      907,799      896,191
  Insurance commissions................      50,160       93,096       80,714
  Net gains on sale of loans...........      55,928    1,089,373    1,524,509
  Net securities gains.................     475,089        7,601      342,967
  Other income.........................   1,030,952      847,878      659,607
                                        -----------  -----------  -----------
      Total other income...............   2,562,763    2,945,747    3,503,988

OTHER EXPENSE
  Salaries and employee benefits.......   6,016,232    6,684,241    6,920,404
  Occupancy expense....................   1,222,719    1,297,707    1,317,634
  Furniture and equipment expense......   1,165,349    1,311,864    1,274,460
  Other expenses.......................   5,499,529    4,899,302    5,137,784
                                        -----------  -----------  -----------
      Total other expense..............  13,903,829   14,193,114   14,650,282
                                        -----------  -----------  -----------
INCOME BEFORE INCOME TAXES ............   2,686,325    5,895,281    6,880,721
PROVISION FOR INCOME TAXES.............    (384,625)   1,189,780    1,526,902
                                        -----------  -----------  -----------
NET INCOME............................  $ 3,070,950  $ 4,705,501  $ 5,353,819
                                        ===========  ===========  ===========
    Basic Earnings Per Share..........  $      0.98  $      1.50  $      1.71
                                        ===========  ===========  ===========

See accompanying notes to consolidated financial statements.

                                       4

                                     American Bancorporation and Subsidiaries
CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 2001, 2000 and 1999



                                                                                  Accumulated
                                                                                     other
                                                 Additional                      comprehensive     Total
                                      Common      paid-in        Retained           results,    stockholders'
                                      stock       capital        earnings          net of tax      equity
                                 -----------    -----------      -----------     -------------  ------------
Balance at January 1, 1999...... $ 7,824,185    $10,301,982      $18,430,141     $  (108,815)   $ 36,447,493
 Comprehensive results:
   Net Income...................         ---            ---        5,353,819            ---        5,353,819
 Unrealized security loss,
   net of ($7,050,970) tax......         ---            ---              ---      (11,532,374)   (11,532,374)
 Reclassification adjustment,
   net of ($37,449) tax.........         ---            ---              ---         (212,173)      (212,173)
                                 -----------    -----------      -----------     ------------   ------------
    Total comprehensive results          ---            ---        5,353,819      (11,744,547)    (6,390,728)
    Dividends ($0.60) per share)         ---            ---       (1,877,804)             --      (1,877,804)
                                 -----------    -----------      -----------     ------------   ------------
Balance at December 31, 1999...    7,824,185     10,301,982       21,906,156      (11,853,362)    28,178,961
                                 -----------    -----------      -----------     ------------   ------------
 Comprehensive results:
   Net income..................          ---            ---        4,705,501              ---      4,705,501
 Unrealized security gain,
   net of $5,825,783 tax......           ---            ---              ---        9,505,225      9,505,225
 Reclassification adjustment,
   net of $30,308 tax.........           ---            ---              ---           49,450         49,450
                                 -----------    -----------      -----------     ------------   ------------
    Total comprehensive results          ---            ---        4,705,501        9,554,675     14,260,176
    Dividends ($0.60 per share)          ---            ---       (1,877,804)             --      (1,877,804)
                                 -----------    -----------      -----------     ------------   ------------
Balance at December 31, 2000...    7,824,185     10,301,982       24,733,853       (2,298,687)    40,561,333
                                 -----------    -----------      -----------     ------------   ------------
Comprehensive results:
   Net income..................          ---            ---        3,070,950              ---      3,070,950
 Unrealized security gain,
   net of $552,374 tax.........          ---            ---              ---          901,241        901,241
 Reclassification adjustment,
   net of $307,479 tax.........          ---            ---              ---          501,676        501,676
                                 -----------    -----------      -----------     ------------   ------------
    Total comprehensive results          ---            ---        3,070,950        1,402,917      4,473,867
    Dividends ($0.60 per share)          ---            ---       (1,877,804)             ---     (1,877,804)
                                 -----------    -----------      -----------     ------------   ------------
Balance at December 31, 2001..   $ 7,824,185    $10,301,982      $25,926,999     $   (895,770)  $ 43,157,396
                                 ===========    ===========      ===========     ============   ============

See accompanying notes to consolidated financial statements.

                                       5


                                      American Bancorporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2001, 2000 and 1999

 Operating Activities:                              2001          2000          1999
                                                -----------   -----------   -----------
  Net income..................................  $ 3,070,950   $ 4,705,501   $ 5,353,819
   Adjustments to reconcile net income
   to net cash from operating activities:
    Depreciation..............................      826,094       938,049       907,350
    Amortization of intangibles...............      335,732       319,234       277,805
    Net amortization of premiums and
     discounts on investment securities.......      524,609       382,330       929,776
    Provision for loan losses.................    1,460,000       910,000       420,000
    Net gain on sale of mortgage servicing rights       ---      (251,393)          ---
    Net gain on sale of investment securities..    (475,089)       (7,601)     (342,967)
    Net gain on sale of loans..................     (55,928)   (1,089,373)   (1,524,509)
  Change in assets and liabilities net of effects
     from the purchase of branch assets:
    Net (increase) decrease in accrued interest
     receivable................................     483,521      (266,463)   (1,076,532)
    Net increase (decrease) in accrued interest
     payable...................................    (742,375)    1,026,689       204,642
    Real estate mortgage loans originated
     for sale..................................  (6,696,387)  (58,603,413)  (98,409,845)
    Proceeds from sale of real estate mortgage
     loans originated for sale.................   6,832,248    60,768,625   101,049,167
    Net (increase) decrease in other assets....    (779,648)  (11,642,406)      257,056
    Net decrease in other liabilities..........    (527,492)   (1,180,670)     (778,651)
    Net (increase) decrease from other
     operating activities......................     (48,504)       45,483      (352,857)
                                                -----------   -----------   -----------
       Net cash provided by (used in)
         operating activities..................   4,207,731    (3,945,408)    6,914,254
  Investing Activities:
    Investment securities available for sale:
       Proceeds from maturities and repayments   65,556,307    35,548,466    84,908,012
       Proceeds from sales.....................  85,609,949     6,900,241    37,800,556
       Purchases.............................. (163,060,066)   (1,304,829) (176,454,231)
    Proceeds from the sale of mortgage
      service rights..........................          ---     1,814,545           ---
    Net (increase) decrease in loans..........   28,954,138   (20,097,947)  (72,098,476)
    Purchase of premises and equipment........   (1,553,866)     (329,712)   (1,385,976)
    Proceeds from sale of premises and equipment     12,243       139,551           ---
                                                -----------   -----------   -----------
       Net cash provided by (used in)
         investing activities..................  15,518,705    22,670,315  (127,230,115)
  Financing Activities:
    Net increase (decrease) in non-interest
      bearing demand deposits..................   3,742,789     3,235,884    (1,538,030)
    Net increase (decrease) in interest bearing
      demand and savings deposits..............    (250,154)   11,720,089    25,045,019
    Net increase (decrease) in time deposits... (24,057,392)   21,448,581    (5,469,691)
    Net increase (decrease) in borrowed funds..   5,889,915   (65,217,193)   90,702,018
    Principal repayment of long-term debt......         ---           ---       (11,242)
    Proceeds received in branch acquisition,
      net of assets acquired...................         ---     9,860,800           ---
    Cash dividends paid........................  (1,877,804)   (1,877,804)   (1,877,804)
                                                -----------   -----------   -----------
       Net cash provided by (used in)
         financing activities.................. (16,552,646)  (20,829,643)  106,850,270
                                                -----------   -----------   -----------
  Net Increase (Decrease) in Cash and
    Cash Equivalents...........................   3,173,790    (2,104,736)  (13,465,591)
  Cash and Cash Equivalents Beginning Balance.. $14,492,874   $16,597,610   $30,063,201
                                                -----------   -----------   -----------
  Cash and Cash Equivalents Ending Balance..... $17,666,664   $14,492,874   $16,597,610
                                                ===========   ===========   ===========
Supplemental information:
    Cash paid during the year for:
       Interest................................ $31,930,349   $33,655,212   $28,966,590
                                                ===========   ===========   ===========
       Income taxes............................ $   680,000   $ 1,980,000   $ 1,320,000
                                                ===========   ===========   ===========
  Non-cash investing and financing activities:
       Loan foreclosures and repossessions..... $ 1,472,736   $ 1,861,979   $ 1,309,224
                                                ===========   ===========   ===========

See accompanying notes to consolidated financial statements.

                                       6


NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS
December 31, 2001, 2000 and 1999

Note A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     American Bancorporation (the "Company"), which was organized in 1966, is a registered Ohio bank holding company with its headquarters located in Wheeling, West Virginia. The Company's wholly owned subsidiaries are Wheeling National Bank ("WNB"), American Bancdata Corporation, American Bancservices, Inc., American Mortgages, Inc. ("AMI") and American Bancorporation Capital Trust I (the "Trust"). The Company's subsidiaries primarily engage in commercial banking and mortgage banking. The subsidiary bank branch offices are primarily located in the northern panhandle of West Virginia, central and eastern Ohio and southwestern Pennsylvania.

     The accounting and reporting policies of American Bancorporation and Subsidiaries conform to generally accepted accounting principles and with general practice within the banking industry. The following is a description of the significant policies.

Principles of Consolidation
     The consolidated financial statements include the accounts of American Bancorporation and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Subsidiaries acquired in purchase transactions are included in the consolidated financial statements from the date of acquisition.

Cash and Cash Equivalents
     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Investment Securities
     The Company has adopted a methodology for the classification of securities at the time of their purchase as either held to maturity or available for sale. If it is management's intent and the Company has the ability to hold such securities until their maturity, these securities are classified as held to maturity and are carried on the Company's books at cost, adjusted for amortization of premium and accretion of discount on a level yield basis. Alternatively, if it is management's intent at the time of purchase to hold securities for an indefinite period of time and/or to use such securities as part of its asset/liability management strategy, the securities are classified as available for sale and are carried at fair value, with net unrealized gains and losses excluded from earnings and reported as a separate component of accumulated other comprehensive results, net of applicable income taxes. Investment securities available for sale include securities which may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate or prepayment risk. Gains and losses on sales of securities are recognized using the specific identification method.

Loans
     Loans are reported at their principal amounts, net of any deferred origination fees and costs and the allowance for loan losses.
Interest on loans is computed on the principal balance outstanding.
For loans not primarily secured by real estate or in the process of collection, the Company discontinues the accrual of interest when a loan is 90 days past due or collection of the interest is doubtful. Real estate loans are placed on nonaccrual status when, in management's judgement, collection is in doubt or when foreclosure proceedings are initiated,

                                       7



NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


which is generally 180 days past the due date. Loan origination and commitment fees, as well as certain direct loan origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans via a method which approximates a level yield.

     The Company grants commercial and industrial loans, commercial and residential mortgages and consumer loans to customers primarily in north-eastern West Virginia, southwestern Pennsylvania and central and eastern Ohio. The Company's loan portfolio can be adversely impacted by downturns in the local economic and real estate markets as well as employment conditions.

     A loan is considered to be impaired when it is probable that the Company will be unable to collect all principal and interest amounts due according to the original contractual terms of the loan agreement. The Company considers all nonaccrual loans to be impaired loans. Large groups of smaller homogenous loans, such as loans secured by first and second liens on residential properties and other consumer loans, are evaluated collectively for impairment. Impaired loans are measured based upon the present value of expected future cash flows, discounted at the loan's initial effective interest rate, or at the loan's market price or fair value of the collateral if the loan is collateral dependent. If the loan valuation is less than the recorded value of the loan, an impairment reserve must be established for the difference. The impairment reserve is established by provision for loan losses or an allocation of the existing allowance for loan losses. Interest receipts on nonaccrual and impaired loans are recognized as interest revenue or are applied to principal when management believes the ultimate collectibility of principal is in doubt.

Allowance for Loan Losses
     The determination of the balance in the allowance for loan losses is based on an analysis of the portfolio and reflects an amount which, in management's judgement, is appropriate to provide for probable losses after giving consideration to the character of the portfolio, current economic conditions, past loss experience and such other factors that deserve current recognition. The regulatory examiners may require the Company to recognize additions to the allowances based upon their judgements about information available to them at the time of their examinations. The provision for loan losses is charged to current operations.



                                       8



NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


Mortgage Loan Servicing
     The Company measures the impairment of the mortgage servicing rights based on their current fair value. Current fair value is determined through the discounted present value of the estimated future net servicing cashflows using a risk-based discount rate and assumptions based upon market estimates for future servicing revenues and expenses (including prepayment expectations, servicing costs, default rates and interest earnings on escrows). For impairment measurement purposes, servicing rights are stratified by interest rate. If the carrying value of an individual stratum exceeds its fair value, a valuation allowance is established.

Premises and Equipment
     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided on the straight-line method, distributing the cost of premises over an estimated useful life of twenty to fifty years and the cost of equipment over an estimated useful life of three to fifteen years.

Excess of Cost over Net Assets Acquired
     Excess of cost over net assets acquired include both goodwill and core deposit intangibles. Goodwill is being amortized on a straight-line basis over a period of twelve to thirty years. Core deposit intangibles are being amortized over a period of eight years. Such assets are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Other Real Estate Owned
     Other real estate owned in connection with loan settlements, including real estate acquired, is stated at the lower of estimated fair value less estimated costs to sell, or the carrying amount of the loan. Decreases in fair value between annual appraisals, net gains or losses on the sale of other real estate owned, and net direct operating expense attributable to these assets are included in other income/other expense. Other real estate owned is included in other assets.

Income Taxes
     Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax laws and rates.

Pension Plan
     Pension costs, based on actuarial computations, are charged to expense and funded as required by minimum Internal Revenue Service standards. (See Note R "Pension Plan and Profit Sharing 401(k)
Savings Plan").


                                       9





NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


Earnings Per Common Share
     Basic EPS is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Diluted EPS is computed by dividing net income applicable to common stock by the weighted average number of common shares and common stock equivalents for items that are dilutive, net of shares assumed to be repurchased using the treasury stock method using the average share price for the Company's common stock during the period. Common stock equivalents arise from the assumed conversion of outstanding stock options, warrants and convertible capital notes. During the years 2001, 2000 and 1999, the Company had no common stock
equivalents.   The weighted average number of shares used in the
calculation of basic earnings per share was 3,129,674 for 2001, 2000 and 1999.

Comprehensive Results
     Comprehensive results is defined as net income, as currently reported, as well as unrealized gains and losses on assets available for sale and certain other items not currently included in the income statement. Other comprehensive results include unrealized gains (losses) on investment securities available for sale.

Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Estimates are used when accounting for allowance for loan losses, realization of deferred tax assets, fair values of certain assets and liabilities, determination and carrying value of impaired loans, carrying value of other real estate, carrying value and amortization of intangibles, employee benefit plans and other areas.

Note B-CASH AND DUE FROM BANKS
    The Company's banking subsidiary is required to maintain with a Federal Reserve Bank reserve balances based principally on deposits outstanding. Balances maintained are included in cash and due from banks. The required reserves were approximately $150,000 at December 31, 2001 and 2000.


                                       10



NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999




Note C-INVESTMENT SECURITIES

Securities Available for Sale
     The amortized cost and approximate market value of investment securities available for sale as of December 31, 2001 and 2000 is summarized as follows:

                                                         2001
                                 --------------------------------------------------
                                                  Gross       Gross
                                    Amortized   Unrealized  Unrealized     Market
                                       Cost        Gains      Losses       Value
                                 ------------  -----------  ----------  ------------
United States Treasury.......... $        ---  $      ---   $   ---     $        ---
United States Federal agencies..    3,099,605      39,521       ---        3,139,126
United States agency
  mortgage-backed securities....  176,944,895   1,046,966     876,694    177,115,167
States and political subdivisions  99,047,035      34,337   1,688,920     97,392,452
                                 ------------  ----------   ---------   ------------
   Total Debt Securities........  279,091,535   1,120,824   2,565,614    277,646,745
Equity securities...............    8,505,600         ---         ---      8,505,600
                                 ------------  ----------   ---------   ------------
   Total Securities Available
      for Sale.................. $287,597,135  $1,120,824  $2,565,614   $286,152,345
                                 ============  ==========  ==========   ============


                                                         2000
                                 --------------------------------------------------
                                                  Gross       Gross
                                    Amortized   Unrealized  Unrealized     Market
                                       Cost        Gains      Losses       Value
                                 ------------  -----------  ----------  ------------
United States Treasury.......... $        ---  $       ---  $      ---  $        ---
United States Federal agencies..   24,991,770        3,635     159,627    24,835,778
United States agency
  mortgage-backed securities....  175,449,040      186,282   2,504,731   173,130,591
States and political subdivisions  63,181,435       64,425   1,297,543    61,948,317
                                 ------------  -----------  ----------  ------------
   Total Debt Securities........  263,622,245      254,342   3,961,901   259,914,686
Equity securities...............   12,130,600          ---         ---    12,130,600
                                 ------------  -----------  ----------  ------------
   Total Securities Available
      for Sale.................. $275,752,845  $   254,342  $3,961,901  $272,045,286
                                 ============  ===========  ==========  ============

     Included in equity securities at December 31, 2001 are Federal Home Loan Bank and Federal Reserve Bank stock of $8,100,000 and
$405,600, respectively. At December 31, 2000 these stock investments were $11,725,000 and $405,600, respectively.


                                         11



NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999




     The amortized cost and approximate market value of debt securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.




                                                 Amortized       Market
                                                    Cost          Value
                                               -------------   -------------
       Due in one year or less.................$      99,612   $     102,556
       Due after one year through five years...      873,894         893,677
       Due after five years through ten years..    4,863,899       4,911,245
       Due after ten years.....................  273,254,130     271,739,267
                                               -------------   -------------
                                               $ 279,091,535   $ 277,646,745
                                               =============   =============

     Proceeds from the sale of securities available for sale for the years ended December 31, 2001, 2000 and 1999 were $85,610,000,
$6,900,000 and $37,801,000, respectively. Gross realized gains on the sale of securities available for sale were $513,000 in 2001, $8,000 in 2000 and $343,000 in 1999. Gross realized losses on the sale of securities totalled $38,000 in 2001. There were no gross realized losses in 2000 or 1999.

     At December 31, 2001, the amortized cost of securities pledged to secure public deposits or for other purposes required or permitted by law aggregated $54,157,000.


                                         12




NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

Note D-NONPERFORMING ASSETS
     Nonperforming assets consist of nonaccrual loans, restructured loans, past due loans and other real estate owned. Nonaccrual loans are loans on which interest recognition has been suspended until realized because of doubts as to the borrowers' ability to repay principal or interest. Restructured loans are loans where the terms have been altered to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower. Past due loans are accruing loans which are contractually past due 90 days or more as to interest or principal payments. The following summarizes the nonperforming assets as of December 31:


                                        2001         2000            1999
  Nonperforming loans               -----------   -----------    -----------
    Nonaccrual..................... $ 2,419,000   $   896,000    $ 1,248,000
    90 days past due...............   1,770,000     2,121,000      1,122,000
    Restructured...................     173,000       280,000        360,000
                                    -----------   -----------    -----------
                                    $ 4,362,000   $ 3,297,000    $ 2,730,000
  Other real estate owned.........      493,000      444 ,000        536,000
                                    -----------   -----------    -----------
    Total.........................  $ 4,855,000   $ 3,741,000    $ 3,266,000
                                    ===========   ===========    ===========

     There were no commitments to advance additional funds to such borrowers at December 31, 2001. Gross interest income that would have been recorded if nonaccrual loans and restructured loans had been current and in accordance with their original terms approximated $162,000, $100,000 and $193,000 for the years ended December 31, 2001,
2000 and 1999, respectively. Interest recognized on such loans approximated $39,000, $31,000 and $79,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

     Impaired loans totalled $2,419,000 and $896,000 at December 31, 2001 and 2000, respectively. Impaired loans totalling $1,843,000 and $136,000 at the end of 2001 and 2000, respectively, had a corresponding specific allowance for credit losses of $276,000 and $16,000. The average balance of impaired loans was $840,000 in 2001, $1,183,000 in 2000 and $1,119,000 in 1999. Interest income recognized on impaired loans totalled $123,000, $31,000 and $79,000 in 2001, 2000 and 1999, respectively.

Note E-RELATED PARTY TRANSACTIONS
     At December 31, 2001, receivables, both direct and indirect, from persons related to the Company and subsidiaries as directors, executive officers or principal shareholders, exclusive of loans to such persons which in the aggregate do not exceed $60,000, approximated $1,604,000. The following is an analysis of the activity with respect to such loans for the year ended December 31, 2001:

Aggregate outstanding balance at January 1, 2001.......  $ 1,847,000
   Additions...........................................      128,000
   Retirements.........................................     (371,000)
                                                         -----------
Aggregate outstanding balance at December 31, 2001.....  $ 1,604,000
                                                         ===========

                                         13




NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


Note F-ALLOWANCE FOR LOAN LOSSES
     An analysis of the allowance for loan losses follows:

Years ended December 31,               2001           2000            1999
                                  ------------    -----------     -----------
   Balance at beginning of year.. $  3,252,073    $ 3,079,796     $ 3,042,269
    Provision for loan losses....    1,460,000        910,000         420,000

    Loans charged-off............   (1,178,241)      (904,449)       (527,481)
    Less recoveries..............      139,580        166,726         145,008
                                  ------------    -----------     -----------
     Net loans charged-off.......   (1,038,661)      (737,723)       (382,473)
                                  ------------    -----------     -----------
   Balance at end of year........ $  3,673,412    $ 3,252,073     $ 3,079,796
                                  ============    ===========     ===========

Note G-MORTGAGE LOAN SERVICING
     During 2000, the Company sold its mortgage loan servicing for third parties portfolio which consisted of approximately 1,700 mortgage loans with an aggregate balance of $137,700,000. In conjunction with this sale, the Company recorded a net gain of $251,000, which is included in other income.

     At December 31, 2001 and 2000, the Company had no mortgage loan servicing for third parties portfolio. At December 31, 1999, the Company was servicing approximately 1,700 mortgage loans for various investors with aggregate balances of approximately $137,337,000.

     Originated mortgage servicing rights capitalized during 2000 and 1999 totalled $116,000 and $327,000, respectively. At December 31, 2000, the Company had no capitalized mortgage servicing rights compared to $1,570,000 at December 31, 1999, which related to approximately $136 million in loans serviced. In connection with these loans serviced for others, the Company held advances by borrowers for taxes and insurance in the amount $1,586,000 at December 31, 1999.

     The fair value of the capitalized mortgage servicing rights at December 31, 1999 approximated $1,828,000. There was no impairment valuation allowance based on the fair value of the designated strata for the capitalized mortgage servicing rights at December 31, 1999.

     The Company amortized capitalized mortgage servicing rights in proportion to, and over the period of, the estimated net servicing income. The amortization for the years ending December 31, 2001, 2000 and 1999 was $0, $108,000 and $309,000, respectively. The 2000 amortization reflects activity prior to the sale of the servicing portfolio.

     Mortgage loans originated for sale totalled $6,696,000, $58,603,000 and $98,410,000 during 2001, 2000 and 1999, respectively. Mortgage loans sold during 2001, 2000 and 1999 totalled $6,832,000, $60,768,000 and $101,049,000, respectively. Net gains on mortgage loans sold aggregated $56,000, $1,089,000 and $1,525,000 during 2001, 2000 and
1999, respectively. Mortgage loans available for sale, which are carried at lower cost or market value on a net aggregate basis included in real estate mortgage loans, totalled $0, $124,000 and $2,214,000 at December 31, 2001, 2000 and 1999, respectively.


                                         14


NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999



Note H-PREMISES AND EQUIPMENT
     A summary of premises and equipment and accumulated depreciation and amortization follows:

     December 31,                                     2001         2000
     Premises and Equipment                      ------------  -----------
     Buildings.................................  $  8,544,239  $ 7,275,969
     Equipment.................................     7,676,241    7,541,319
     Leasehold improvements....................       884,812      874,845
                                                 ------------  -----------
                                                   17,105,292   15,692,133
     Less accumulated depreciation
        and amortization.......................    10,036,632    9,337,992
                                                 ------------  -----------
                                                    7,068,660    6,354,141
     Land......................................     3,184,941    3,183,931
                                                 ------------  -----------
                                                 $ 10,253,601  $ 9,538,072
                                                 ============  ===========

     Depreciation and amortization of premises and equipment charged to expense for the years ended December 31, 2001, 2000 and 1999 was $826,000, $938,000 and $907,000, respectively.

     At December 31, 2001, the Company and certain subsidiaries were obligated under various noncancellable operating leases for premises and equipment. The leases, expiring at various dates to 2009, generally provide options to renew and to purchase at fair value and require payment of taxes, insurance and maintenance costs. Total rental expense for all operating leases for the years ended December 31, 2001, 2000 and 1999 was $672,000, $783,000 and $856,000,
respectively. Future minimum payments under operating leases were as follows at December 31, 2001:


               2002.........................  $   442,000
               2003.........................      314,000
               2004.........................      219,000
               2005.........................      141,000
               2006.........................       99,000
               After 2006...................      544,000
                                              -----------
               Total minimum lease payments   $ 1,759,000
                                              ===========

Note I - DEPOSITS
     At December 31, 2001, the scheduled maturity of time deposits for the years 2002 through 2006 are as follows: $185,729,000, $67,501,000, $14,753,000, $3,264,000, and $1,578,000, respectively.


                                         15


NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


Note J-BORROWED FUNDS

    The following summarizes borrowed funds at December 31:

                                                  2001           2000            1999
                                             ------------   ------------    ------------
Securities sold under repurchase agreements  $        ---   $    531,751    $    831,944
Treasury tax and loan notes.................      265,923        844,257       1,442,801
Warehouse revolving line of credit..........          ---            ---       1,318,456
Federal Home Loan Bank advances.............  155,000,000    148,000,000     211,000,000
                                             ------------   ------------    ------------
  Total borrowed funds...................... $155,265,923   $149,376,008    $214,593,201
                                             ============   ============    ============

     Securities sold under repurchase agreements are retained by the Company's custodian under written agreements that recognize the customer's interests in the securities. The subsidiary bank has an agreement with its Federal Reserve district bank to be an authorized treasury tax and loan depository.

     WNB is a member of the Federal Home Loan Bank of Pittsburgh (the "FHLB"). Under a blanket collateral pledge agreement, WNB has pledged, as collateral for advances from the FHLB, all stock in the Federal Home Loan Bank and certain other qualifying collateral, such as investment securities, mortgage-backed securities and loans. The remaining maximum borrowing capacity with the FHLB at December 31, 2001 is $273,171,000.

     Included in Federal Home Loan Bank advances are FHLB "RepoPlus" advances and FHLB "Convertible Select" advances. FHLB "RepoPlus" Advances are short-term borrowings maturing within one day to one year, bear a fixed interest rate and are subject to prepayment penalty. Although no specific collateral is required to be pledged for these borrowings, "RepoPlus" Advances are secured under the blanket collateral agreement.

     The daily average "RepoPlus" balance during 2001, 2000 and 1999 was $2,582,000, $63,864,000, and $102,462,000, respectively, and the daily average interest rate was 4.02%, 6.32% and 5.24%, respectively, with an average interest rate at December 31,2001 of 2.02%, December 31, 2000 of 6.63% and December 31, 1999 of 5.63%.
The maximum amount outstanding at any month end during 2001, 2000 and 1999 was $7,000,000, $216,400,000 and $145,000,000,
respectively. The interest expense incurred on the FHLB "RepoPlus" Advances during 2001, 2000 and 1999 was $104,000, $4,039,000 and
$5,373,000, respectively.

                                       16


NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999



     FHLB "Convertible Select" Advances are long-term borrowings with terms of up to ten years, and which have a fixed rate for the first three months to five years of the term. After the fixed rate term expires, and quarterly thereafter, the FHLB may convert the advance to an adjustable-rate advance at their option. If the advance is converted to an adjustable-rate advance, WNB has the option at the conversion date, and quarterly thereafter, to prepay the advance with no prepayment fee. The daily average balance during 2001, 2000 and 1999 was $141,941,000, $125,027,000 and $79,863,000,
respectively. The daily average interest rate during 2001, 2000 and 1999 was 5.99%, 5.93% and 5.64%, respectively. The maximum amount outstanding at any month end during 2001, 2000 and 1999 was $150,000,000, $140,000,000 and $100,000,000 respectively. The interest expense incurred on the FHLB "Convertible Select" Advances during 2001, 2000 and 1999 was $8,502,000, $7,419,000 and
$4,507,000, respectively.

     The contractual maturities of Federal Home Loan Bank advances as of December 31, 2001 and 2000 are as follows:


                                                         December 31,
                               Current       ---------------------------------
                             Interest Rate         2001               2000
RepoPlus Advances:           -------------   --------------     --------------
Due within one year...........   2.02%       $    5,000,000     $    8,000,000


Convertible Select Advances
    April 7, 2003.............   5.65%           25,000,000         25,000,000
    April 15, 2005............   5.65%           25,000,000         25,000,000
    October 27, 2009..........   5.65%           25,000,000         25,000,000
    November 10, 2009.........   5.57%           25,000,000         25,000,000
    March 8, 2010.............   6.57%           15,000,000         15,000,000
    June 28, 2010.............   6.75%           25,000,000         25,000,000
    October 23, 2006..........   4.26%           10,000,000                ---
                                             --------------     --------------
Total FHLB Advances.......................   $  155,000,000     $  148,000,000
                                             ==============     ==============


                                       17


NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999



Note K-GUARANTEED PREFERRED BENEFICIAL INTEREST IN SUBORDINATED DEBT
     On April 27, 1998, the Trust, a statutory business trust created under Delaware law issued $12,650,000 of 8.5% Trust Preferred Securities ("Preferred Securities") with a stated value and liquidation preference of $10 per share. The Trust's obligations under the Preferred Securities issued are fully and unconditionally guaranteed by the Company. The proceeds from the sale of the Preferred Securities of the Trust, as well as proceeds from the issuance of common securities to the Company, were utilized by the Trust to invest in $13,041,000 of 8.5% Junior Subordinated
Debentures (the "Debentures") of the Company. The Debentures are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities and obligations of the Company. The Debentures represent the sole assets of the Trust. Interest on the Preferred Securities is cumulative and payable quarterly in arrears. The Company has the right to optionally redeem the Debentures prior to the maturity date of April 30, 2028, on or after April 30, 2003, at 100% of the stated liquidation amount, plus accrued and unpaid distributions, if any, to the redemption date. Under the occurrence of certain events, specifically, a Tax Event, Investment Company Event or Capital Treatment Event as more fully defined in the ABC Capital Trust I Prospectus dated April 21, 1998, the Company may redeem in whole, but not in part, the Debentures prior to April 30, 2003. Proceeds from any redemption of the Debentures would cause a mandatory redemption of the Preferred Securities and the common securities having an aggregate liquidation amount equal to the principal amount of the Debentures redeemed.

     The interest incurred on these Preferred Securities for the years ended December 31, 2001, 2000 and 1999 amounted to $1,101,000,
$1,101,000 and $1,101,000, respectively.

     The Trust is a wholly owned subsidiary of the Company, has no independent operations and has issued securities that contain a full and unconditional guarantee of its parent, the Company. Accordingly, on October 21, 1998, the Securities and Exchange Commission exempted the Trust from the reporting requirements of the Securities Exchange Act of 1934.


Note L-FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
     In the normal course of business, the Company enters into contractual commitments involving financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit, commercial letters of credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit, commercial letters of credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.


                                       18




NOTES TO CONSOLIDATED                 American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

     Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with off-balance-sheet risk. A summary of off-balance-sheet financial instruments at December 31, 2001 and 2000 is as follows:

        Financial instruments whose contract amounts represent credit risk:
                                                Contract Amounts
                                          ----------------------------
                                               2001           2000
                                           -----------    -----------
          Commitments to extend credit.... $60,623,000    $62,422,000
          Standby letters of credit.......   5,350,000              -
          Commercial letters of credit....   5,629,000      6,253,000

     Commitments to extend credit include approximately $910,000 at December 31, 2001 and $429,000 at December 31, 2000, for dealer floor plan lines which are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates of less than one year or other termination clauses and may require payment of a fee. Since many of the commitments, except dealer floor plan lines, are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. A majority of the commitments extended by the Company have variable interest rates. An adverse movement in market interest rates is not deemed to be a significant risk on the outstanding commitments at December 31, 2001.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Commercial letters of credit are issued by the Company specifically to facilitate trade or commerce. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that in extending loan facilities to customers.

Note M-FAIR VALUE OF FINANCIAL INSTRUMENTS
     SFAS No. 107 "Disclosures about Fair Value of Financial
Instruments", requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments.

Securities and Federal Funds Sold
     The carrying amounts for federal funds sold approximate fair value as they mature in 90 days or less. The fair value of investment and mortgage-backed securities is based on quotations from an independent investment portfolio accounting service.

Loans
     Fair values are estimates for portfolios of loans with similar financial characteristics. Loans are segregated by type and include commercial, real estate mortgage and installment loans. Each loan category is further segmented into fixed and adjustable rate terms, for purposes of estimating their fair value.


                                       19


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

     The carrying values approximate fair value for variable rate loans which reprice frequently, provided there has been no change in credit quality since origination. Book value also approximates fair value for loans with a relatively short term to maturity, provided there is little or no risk of default before maturity and the disparity between the current rate and market rate is small. Any mark-to-market adjustment for these short-term loans would be insignificant. This estimation methodology is applied to the Company's demand loans, lines of credit and credit card portfolios.

     The fair value of all other performing loans is calculated by discounting scheduled cash flows through the estimated maturity using the rates currently offered for loans of similar remaining maturities. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. The fair value reflects market prepayment estimates.

     The fair value of nonperforming loans is calculated by discounting carrying values adjusted for specific reserve allocations through anticipated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan.

Deposits and Other Liabilities
     Under SFAS No. 107, the fair value of deposits with no stated maturity, such as demand and savings accounts, is equal to the amount payable on demand as of December 31, 2001 and 2000. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowed Funds
     The fair values of the Company's short-term and long-term borrowings with variable rates are based on carrying amounts since these borrowings reprice frequently as market rates change. The fair value of long-term fixed rate borrowed funds is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for similar remaining maturities. The fair value of the Company's Preferred Securities is based on the issue's quoted market price.

Off-Balance-Sheet Financial Instruments
     The Company's off-balance-sheet financial instruments are comprised of commitments to extend credit, 45% of which are lines of credit. These commitments to extend credit generally are not sold or traded and estimated fair values are not readily available. The fair value of commitments to extend credit can be estimated by discounting the remaining contractual fees over the term of the commitment using the fees currently charged to enter into similar agreements. Considering the current economic environment and the creditworthiness of the counterparties in the portfolio, the Company believes that such a calculation would not indicate a material calculated fair value.

Limitations

     Fair value estimates are made at a specific point in time, based on relevant market data and information about each financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because no market exists for a significant portion of the Company's


                                       20


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets that are not considered financial assets include premises and equipment. The following table represents carrying values and estimated fair values of the Company's financial instruments as of December 31, 2001 and 2000:



                                     2001                     2000
                           ------------------------  ------------------------
                            Carrying   Estimated      Carrying   Estimated
                              Value     Fair Value      Value     Fair Value
-----------------------------------------------------------------------------
 FINANCIAL ASSETS
 Federal funds sold........$ 3,866,000  $ 3,866,000  $ 4,530,000  $ 4,530,000
 Investment securities
   available for sale......286,152,000  286,152,000  272,045,000  272,045,000
 Loans receivable, net
   of allowance............355,778,000  355,864,000  386,272,000  381,127,000
 FINANCIAL LIABILITIES
 Fixed maturity deposits (1)
  Time deposits............272,971,000  275,296,000  297,029,000  297,688,000
  Borrowed funds...........155,266,000  164,139,000  149,376,000  149,946,000
  Guaranteed preferred
    beneficial interest
    in subordinated debt....12,650,000   12,359,000   12,650,000   10,436,000

(1) 	SFAS No. 107 defines the estimated fair value of
deposits with no stated maturity, which includes demand deposits, money market and other savings accounts, to be equal to the amount payable on demand. Therefore, the balances of the Company's $202.6 million and $199.1 million of such deposits at December 31, 2001 and 2000, respectively, are not included in this table.



Note N-STOCKHOLDERS' EQUITY
     The Company has authorized 200,000 shares of $100 par value preferred stock issuable in series. No shares of preferred stock were issued or outstanding at December 31, 2001 and 2000.

Note O-DIVIDEND RESTRICTIONS
     Dividends declared by the Company may be substantially provided from subsidiary bank dividends. The payment of dividends by bank subsidiaries is subject to various restrictions imposed under banking regulations. For national banks, surplus in an amount equal to capital stock is not available for dividends and prior approval of the Comptroller of the Currency is required if total dividends declared exceed the total (defined) net profits from the beginning of the current year to the date of declaration, combined with the retained net profits of the preceding two years.

     At December 31, 2001, WNB's retained earnings available for the payment of dividends was $10,517,000.

     In addition, dividends paid by WNB to the Company would be prohibited if the effect thereof would cause WNB's capital to be reduced below acceptable minimum capital requirements.

                                       21


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

Note P-INCOME TAXES
     Total income tax provision (benefit) for the three years ended December 31, 2001 was allocated as follows:


                                          2001          2000          1999
                                      -----------   -----------   ------------
  Income from operations..............$  (384,625)  $ 1,189,780   $ 1,526,902
  Shareholders' equity for the tax
   effect of net unrealized gain
   (loss) on securities available
   for sale...........................    859,852     5,856,091    (7,088,419)
                                      -----------   -----------   ------------
                                      $   475,227   $ 7,045,871   $(5,561,517)
                                      ===========   ===========   ============

     The composition of the provision for income taxes from operations for the three years ended December 31, 2001 follows:


                                          2001          2000         1999
                                      -----------   -----------  ------------
Federal Income Taxes
  Current.............................$  698,704    $ 1,757,720  $ 1,347,227
  Deferred............................(1,135,577)      (672,267)     163,550
                                      -----------   -----------  ------------
  Provision for federal income taxes..  (436,873)     1,085,453    1,510,777
State.................................    52,248        104,327       16,125
                                      -----------   -----------  ------------
  Provision for income taxes..........$ (384,625)   $ 1,189,780  $ 1,526,902
                                      ===========   ===========  ============

     The following is a reconciliation of federal income tax expense to the amount computed at the statutory rate:



                                          2001          2000         1999
                                      -----------   -----------  -----------
Pre-tax income at statutory rate......$   913,351   $ 2,004,396  $ 2,339,446
Increase (decrease) resulting from:
   Tax exempt income.................. (1,389,268)     (839,259)    (784,724)
   Dividends received deduction.......          -             -       (1,785)
   Amortization of goodwill and
     other intangibles................     15,378        21,464       21,464
   State tax provision
     (net of federal tax benefit).....    (17,764)      (35,471)      (5,483)
   Change in valuation allowance......          -             -      (14,093)
   Other..............................     41,430       (65,677)     (44,048)
                                      -----------   -----------  -----------
   Provision for federal income taxes.$  (436,873)  $ 1,085,453  $ 1,510,777
                                      ===========   ===========  ===========

The Company has determined that the deferred tax assets recorded under SFAS No. 109 are expected to be realized through carryback to taxable income in prior years, future reversals of existing taxable temporary differences, and, to a lesser extent, future taxable income. The valuation allowance decreased in 1999 by $16,580 as a result of the
sale of equity securities.   Since no net deferred tax benefit was
recorded on the initial writedown of the asset, due to its capital nature, no tax expense or benefit was recorded in 1999 on its recovery.


                                       22


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999



The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2001, 2000 and 1999 consist of the following:




                                          2001          2000         1999

Deferred tax assets:                  -----------   ----------   ----------
 Loan loss reserves...................$ 1,241,470   $  906,953   $  710,388
 Investment securities................    549,020    1,408,872    7,264,963
 Pension plan.........................    120,575      124,218      150,959
 Real estate owned....................          -            -        2,415
 Alternative minimum tax credit
    carryforwards.....................    578,937            -            -
 Other................................    303,674      251,162      180,552
                                      -----------   ----------   ----------
                                        2,793,676    2,691,205    8,309,277

Deferred tax liabilities:
 Fixed assets.........................    129,177      170,384      198,187
 Cash basis accounting................    114,993      247,040      199,380
 Mortgage servicing rights............          -            -      454,105
                                      -----------   ----------   ----------
                                          244,170      417,424      851,672
Net deferred tax asset before
    valuation allowance...............  2,549,506    2,273,781    7,457,605
Valuation allowance...................          -            -            -
                                      -----------   ----------   ----------
Net deferred tax asset................$ 2,549,506   $2,273,781   $7,457,605
                                      ===========   ==========   ==========


     As of December 31, 2001, the Company has alternative minimum tax credit carryforwards of $578,937 which are available to reduce future federal income taxes over an indefinite period. The Company also has capital loss credit carryforwards of $127,500 which are available to reduce future capital gains through December 31, 2004.


                                       23


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

Note Q-OTHER EXPENSES
     Amounts included in other expenses are as follows for the years ended December 31, 2001, 2000 and 1999:


                                       2001          2000         1999
                                    ----------    ----------   ----------
        Advertising.................$  175,850    $  252,418   $  457,582
        Data processing.............   535,946       521,913      462,833
        FDIC assessment.............   238,305       246,985      219,108
        Postage.....................   258,517       264,873      265,301
        Professional fees........... 1,453,291       844,181      823,286
        Stationery and supplies.....   232,255       263,088      360,586
        Taxes other than on income..   569,355       421,201      455,704
        Other (each less than
               1% of income)........ 2,036,010     2,084,643    2,093,384
                                    ----------    ----------   ----------
                                    $5,499,529    $4,899,302   $5,137,784
                                    ==========    ==========   ==========

Note R-PENSION PLAN AND PROFIT SHARING 401(k) SAVINGS PLAN
     Effective January 1, 1989, the Company established the American Bancorporation Pension Plan (the "Plan"). This non-contributory defined benefit plan covers certain employees of the Company and its banking and non-banking subsidiaries. Benefits are based on employees' years of service and compensation. The following table sets forth the changes in the Plan's benefit obligation and Plan assets for the year ended December 31, 2001 and 2000 (as measured on October 1, 2001):



                                                2001           2000
                                             ----------     ----------
Change in benefit obligation:
  Benefit obligation at beginning of year....$  876,665     $  925,675
  Interest cost..............................    57,192         58,417
  Actuarial (gain) loss......................     2,766          4,558
  Benefits paid..............................   (54,754)      (111,985)
                                             ----------     ----------
  Benefit obligation at end of year..........$  881,869     $  876,665
                                             ==========     ==========
Changes in plan assets:
  Plan assets at beginning of year...........$  698,712    $   739,671
  Actual return on plan assets...............    96,718         34,702
  Employer contributions.....................    51,969         36,324
  Benefits paid..............................   (54,754)      (111,985)
                                             ----------    -----------
  Plan assets at end of year.................$  792,645    $   698,712
                                             ==========    ===========


     As of December 31, 2001 and 2000, the Company's accrued pension costs were $317,000 and $327,000, respectively. Net periodic pension cost for the years ended December 31, 2000, 1999 and 1998 were insignificant. The Plan assets are held by Principal
Financial Group and are comprised of money market accounts and other fixed income investments.


                                       24


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

     The discount rate used in determining the projected benefit obligation in 2001, 2000 and 1999 was 6.50%, 6.75% and 6.50%,
respectively. The expected long-term rate of return on plan assets was 6.50%, 6.50% and 6.50% for the years ending in 2001, 2000 and 1999, respectively.

     In 1993, due to the continuation of a claim discussed below, the Company notified the Plan participants that the planned termination of the Plan was rescinded; however, an amendment to freeze all benefit accruals and fully vest all participants in the benefits accrued to them as of December 31, 1992 remains in effect at December 31, 2001 due to an additional claim made against the Plan during 1996.

     A claim was made against the Plan during 1992 by a former employee (the "Claimant"), alleging additional benefits due him under the Plan and litigation between the parties ensued. Prior to the Court's final ruling, all parties agreed as to the method of computing the benefit due the claimant. The Court found that the computation was made pursuant to the pertinent Plan provisions and approved a joint motion by the parties to dismiss the action. As a result, the Plan Administrator disbursed $141,135 to the Claimant during 1995 to settle the claim and approximately $215,000 in 1996 to other affected Plan participants as determined based on the application of the Court's final ruling. No amount of the disbursements were recognized in the 1996 or 1995 statement of operations as the Company recorded a reserve in 1994 to recognize the liability for additional benefits due to Plan participants as determined based on the application of the Court's decision regarding the method of computing benefits to affected Plan participants. Management believes appropriate liabilities have been established to recognize the application of the Court's decision and expects to incur no further expense for this situation.

     An additional claim was made against the Plan during 1996 by former employees alleging further additional benefits due them under the Plan. The Administrator of the Plan denied the claim and the claimants' subsequent appeal. During 2000, the claimants filed a complaint in the United States District Court alleging that the Plan and Plan Administrator had erroneously determined the amount of benefits due and payable under the Plan. The complaint also represents that the plaintiff's theory of calculations may impact the benefits of several other participants as well.

     The Company does not expect that any additional provision need be made in the consolidated financial statements for this matter.

     The Company sponsors a profit sharing 401(k) savings plan to which eligible employees are permitted to contribute up to 15% of their salary to the plan each year. The plan provides for matching contributions of the Company equal to 50% of employee contributions up to the first 6% of compensation. The Company may, at its discretion, make profit sharing contributions to the plan. Plan participants are fully and immediately vested in Company matching contributions and fully vested in Company profit sharing contributions after five years of service. Company matching contributions for the years ended December 31, 2001, 2000 and 1999 amounted to $76,000, $91,000 and $88,000, respectively.


                                       25


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


Note S - REGULATORY CAPITAL REQUIREMENTS
     The Company and WNB are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the entities must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance- sheet items as calculated under regulatory accounting practices. The entities' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Tier I and Total capital are expressed as a percentage of risk-adjusted assets which include various credit risk-weighted percentages of on-balance-sheet exposures. The Leverage capital ratio evaluates capital adequacy on the basis of the ratio of Tier
I capital to quarterly average total assets as reported on the Company's regulatory financial statements, net of the loan loss reserve, goodwill and certain other intangibles. To be categorized well-capitalized, the Company's banking subsidiary must maintain minimum Tier I, Total and Leverage capital ratios of 6%, 10% and 5%, respectively. At December 31, 2001, the Company and its subsidiary bank, WNB, exceeded the regulatory minimums and met the regulatory definition of well capitalized.

     The following table summarizes the Company's and WNB's actual consolidated capital amounts and ratios as of December 31, 2001 and 2000.



                                            Company               WNB
                                     -------------------    ------------------
                                                   December 31,
                                      ---------------------------------------
                                         2001      2000      2001      2000
                                       -------    ------    -------   ------
Tier I Capital........................$ 54,500  $ 53,867  $ 52,599  $ 50,876
Total Qualifying Capital..............  58,173    57,119    56,272    54,128
Risk-Adjusted Assets.................. 403,771   404,524   401,655   401,115

                       Regulatory Requirements
                       -----------------------
                                    Well-
                        Minimum  Capitalized
                        -------  -----------
Capital Ratios
 Tier I Capital Ratio...,, 4.00%     6.00%    13.50%   13.32%  13.10%  12.68%
 Total Capital Ratio...... 8.00     10.00     14.41    14.12   14.01   13.49
 Leverage Capital Ratio... 3.00      5.00      7.81     7.64    7.55    7.27


Note T - CONTINGENT LIABILITIES
     The Company and its subsidiaries, in the normal course of business, are subject, from time to time to various asserted and unasserted claims. Management believes that the aggregate liability, if any, resulting from such pending and threatened actions and proceedings will not have a material adverse effect on the Company's financial statements.


                                       26


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999

Note U-PARENT COMPANY CONDENSED FINANCIAL INFORMATION

AMERICAN BANCORPORATION (Parent Company Only)
BALANCE SHEET
December 31, 2001 and 2000                   2001            2000
ASSETS                                   -----------     -----------
 Cash and short-term investments.........$ 1,341,579     $ 1,179,316
 Due from subsidiaries...................     17,344           8,271
  Investment in subsidiaries
  Banking................................ 53,008,260      50,220,639
  Non-banking............................    500,872       1,265,037
                                         -----------     -----------
                                          53,509,132      51,485,676
 Premises and equipment - net............      9,356          16,470
 Other assets............................  1,762,820       1,619,140
                                         -----------     -----------
   Total Assets..........................$56,640,231     $54,308,873
                                         ===========     ===========
LIABILITIES
 Due to subsidiaries.....................$    41,887     $   379,536
 Other liabilities.......................    790,948         718,004
 Notes payable........................... 12,650,000      12,650,000
                                         -----------     -----------
   Total Liabilities..................... 13,482,835      13,747,540
STOCKHOLDERS' EQUITY..................... 43,157,396      40,561,333
                                         -----------     -----------
   Total Liabilities and
            Stockholders' Equity.........$56,640,231     $54,308,873
                                         ===========     ===========


STATEMENT OF INCOME (Parent Company Only)
Years ended December 31, 2001, 2000 and 1999


                                            2001         2000         1999
                                         ----------   ----------   ----------
INCOME
 Dividends from banking subsidiaries.....$2,700,000   $2,700,000   $        -
 Reimbursement from subsidiaries.........   830,149      866,000      625,000
 Interest income.........................    25,740       26,192       92,985
 Other income............................       351          442          412
                                         ----------   ----------   ----------
   Total income                           3,556,240    3,592,634      718,397
EXPENSE
Interest expense......................... 1,100,825    1,100,825    1,100,825
Other expenses........................... 1,243,966    1,123,228      970,077
                                         ----------   ----------   ----------
   Total expense......................... 2,344,791    2,224,053    2,070,902
                                         ----------   ----------   ----------
                                          1,211,449    1,368,581   (1,352,505)
 Credit for income taxes                   (493,734)    (498,601)    (526,588)
                                        -----------  -----------  -----------
                                          1,705,183    1,867,182     (825,917)
  Equity in undistributed net income
        of subsidiaries                   1,365,767    2,838,319    6,179,736
                                        -----------  -----------  -----------
NET INCOME                               $3,070,950   $4,705,501   $5,353,819
                                        ===========  ===========  ===========


                                       27


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


STATEMENT OF CASH FLOWS (Parent Company Only)
Years ended December 31, 2001, 2000 and 1999   2001        2000         1999
Operating Activities:                     -----------  -----------  -----------
   Net income..............................$3,070,950   $4,705,501   $5,353,819
Adjustments to reconcile net income to
    net cash from operating activities:
 Depreciation and amortization.............    76,084       77,627       51,603
    Equity in undistributed net income of
         subsidiaries..................... (1,365,767)  (2,838,319)  (6,179,736)
    Net (increase) decrease in due to/from
         subsidiaries.....................   (346,722)      358,299     (22,201)
    Net change in other assets and other
         liabilities. ....................    (94,478)      238,512    (599,196)
                                          -----------  -----------  -----------
        Net cash provided by (used in)
             operating activities.........  1,340,067    2,541,620   (1,395,711)
Investing Activities:
   Purchase of premises and equipment.....          -       (1,465)     (10,297)
   Net change in investment in
         subsidiaries.....................    700,000            -            -
                                          -----------  -----------  -----------
        Net cash provided by (used in)
             investing activities. .......    700,000       (1,465)     (10,297)
Financing Activities:
   Cash dividends paid................... .(1,877,804)  (1,877,804)  (1,877,804)
                                          -----------  -----------  -----------
    Net cash used in financing activities. (1,877,804)  (1,877,804)  (1,877,804)
                                          -----------  -----------  -----------
 Net increase (decrease) in
     Cash and Cash Equivalents............    162,263      662,351   (3,283,812)

 Cash and Cash Equivalents Beginning
     Balance..............................  1,179,316      516,965    3,800,777
                                          -----------  -----------  -----------
 Cash and Cash Equivalents Ending Balance.$ 1,341,579  $ 1,179,316  $   516,965
                                          ===========  ===========  ===========
Cash paid during the year for:
 Interest.................................$ 1,075,250  $ 1,075,250  $ 1,075,250

The Parent Company paid no income taxes during 2001, 2000 or 1999.


Note V - SEGMENT REPORTING
     SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", requires disclosures about reportable segments of an enterprise. The determination of these segments is based upon the manner in which the decision makers of an enterprise evaluate its financial information.

     American Bancorporation, through its wholly owned subsidiaries Wheeling National Bank, American Bancdata Corporation, American Mortgages, Inc. and American Bancorporation Capital Trust I, performs traditional banking services. These financial services include making loans to individuals and businesses, offering an array of deposit products and investment in marketable securities. The retail network of offices is located throughout the northern panhandle of West Virginia, central and eastern Ohio, and southwestern Pennsylvania. These market areas all possess similar characteristics. The operating results of the Company as a single entity are used by management in making operating decisions. Therefore, the consolidated financial statements, as presented, represent the results of a single financial services segment.


                                       28


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999



Note W-SUMMARIZED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Quarters Ended                   (In thousands, except per share)

                              Mar 31   June 30   Sept 30    Dec 31     Year
                             -------   -------   -------   -------   -------
2001
Interest income..............$12,450   $11,728   $11,403   $11,094   $46,675
Interest expense.............  8,377     8,067     7,646     7,098    31,188
                             -------   -------   -------   -------   -------
 Net interest income.........  4,073     3,661     3,757     3,996    15,487
Provision for loan losses....    225       225       225       785     1,460
                             -------   -------   -------   -------   -------
 Net interest income after
  provision for loan losses..  3,848     3,436     3,532     3,211    14,027
Other operating income.......    696       637       767       463     2,563
Other operating expense......  3,374     3,284     3,491     3,755    13,904
                             -------   -------   -------   -------   -------
 Income before income taxes..  1,170       789       808      (81)     2,686
  Provision for income taxes.    150       (32)     (133)     (370)     (385)
                             -------   -------   -------   -------   -------
     Net income..............$ 1,020   $   821   $   941   $   289   $ 3,071
                             =======   =======   =======   =======   =======

    Basic earnings per share.$  0.33   $  0.26   $  0.30   $  0.09   $  0.98


2000
Interest income..............$12,942   $13,191   $13,370   $13,272   $52,775
Interest expense.............  8,300     8,693     8,983     8,747    34,723
                             -------   -------   -------   -------   -------
 Net interest income.........  4,642     4,498     4,387     4,525    18,052
Provision for loan losses....    180       295       210       225       910
                             -------   -------   -------   -------   -------
 Net interest income after
  provision for loan losses..  4,462     4,203     4,177     4,300    17,142
Other operating income.......    804     1,028       677       437     2,946
Other operating expense......  3,578     3,654     3,474     3,487    14,193
                             -------   -------   -------   -------   -------
 Income before income taxes..  1,688     1,577     1,380     1,250     5,895
  Provision (credit) for
   income taxes..............    347       320       253       269     1,189
                             -------   -------   -------   -------   -------
     Net income..............$ 1,341   $ 1,257   $ 1,127   $   981   $ 4,706
                             =======   =======   =======   =======   =======

    Basic earnings per share.$  0.43   $  0.40   $  0.36   $  0.31   $  1.50


                                       29


NOTES TO CONSOLIDATED                American Bancorporation and Subsidiaries
FINANCIAL STATEMENTS-CONTINUED
December 31, 2001, 2000 and 1999


Note X - BRANCH ACQUISITION
     On May 19, 2000 the Company acquired certain assets and assumed certain liabilities of the Barnesville, Ohio branch of Sky Bank. The Company assumed deposits totalling $10.4 million and purchased the premises and personal property of the branch. The Company paid a $607,000 premium based on core deposits which is being amortized over a period of eight years.


Note Y - PENDING MERGER
     On February 20, 2002 the shareholders of the Company approved and adopted an Agreement and Plan of Merger, (the "Agreement") which was entered into on February 22, 2001 with WesBanco, Inc. ("WesBanco") providing for the merger of the Company with and into a wholly-owned subsidiary of WesBanco to be formed for the purpose of effecting the merger, and the simultaneous merger of the Company's banking subsidiary, Wheeling National Bank, with and into WesBanco affiliate, WesBanco Bank, Inc. The transaction will be accounted for using the purchase method of accounting. Under the terms of the Agreement, WesBanco will exchange WesBanco common stock based upon a fixed exchange ratio of 1.1 shares of WesBanco common stock for each share of American Bancorporation common stock outstanding. The Company granted an option to WesBanco to purchase 622,805 shares of its common stock at $18.00 per share. The Company has agreed to pay its financial advisor a fee equal to one percent of the transaction value for financial advisory services in connection with the proposed merger. It is estimated, based on current WesBanco common stock prices, the total fee would be approximately $750,000, less $100,000 paid in 2001. It is expected that the transaction will be completed on March 1, 2002.


                                       30


KPMG

      One Mellon Center                   Telephone 412 391 9710
        Pittsburgh, PA 15219                 Fax 412 391 8963




                       Independent Auditors' Report

To the Board of Directors and Shareholders of American Bancorporation:

We have audited the accompanying consolidated balance sheets of American Bancorporation and subsidiaries (the Company) as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Bancorporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                          /s/  KPMG LLP



February 19, 2002

KPMG LLP.  KPMG LLP, a U.S. limited liability partnership, is a member of KPMG International, a Swiss association



                                       31





                  WesBanco Inc. and American Bancorporation
         Unaudited Pro forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are based on the applicable historical financial statements of WesBanco and American and reflect the adjustments necessary to illustrate the financial effect of WesBanco's acquisition of American on March 1, 2002. The pro forma condensed combined balance sheet is as of December 31, 2001 and assumes that the acquisition was completed on December 31, 2001. The pro forma condensed combined statement of income is for the year ended December 31, 2001 and assumes that the acquisition was completed on January 1, 2001.

Non-recurring merger expenses and estimated cost savings expected after the date of the acquisition have not been included in the pro forma financial statements. Pre-tax merger expenses approximate $3.1 million, with $2.5 million to be recorded in 2002 and the remainder in 2003. Total annual cost savings expected to be realized from the merger by the end of 2003 approximates $3.0 million.

                  Unaudited Pro Forma Condensed Combined Balance Sheet
                    (Dollars in thousands, except for per share data)

                                                            December 31, 2001
                               ------------------------------------------------------------------------

                                                                Pro forma Adjustments     Pro forma
                                                   American     ---------------------      Combined
                                WesBanco, Inc.  Bancorporation     Debit      Credit     WesBanco, Inc.
Assets                         ---------------  --------------  ---------------------   ---------------
Cash and cash equivalents      $        82,275  $       17,667                           $     99,942
Available for sale securities          517,517         286,152                                803,669
Held to maturity securities            240,953               -                                240,953
Net loans                            1,518,909         355,778   $    86 (b)                1,874,773
Goodwill and other intangibles          18,878           1,307    30,183 (a)
                                                                  13,881 (b)
                                                                     847 (c)                   65,096
Other assets                            95,922          30,963               $ 3,060 (b)      123,825
                               ---------------  --------------  ---------    --------   ---------------
    Total Assets               $     2,474,454  $      691,867   $44,997     $ 3,060     $  3,208,258
                               ===============  ==============  =========    ========   ===============

Liabilities
Deposits                       $     1,913,458  $      475,584               $ 2,325 (b) $  2,391,367
Other borrowings                       279,131         155,266                 8,873 (b)      443,270
Other liabilities                       23,664           5,210                   847 (c)
                                                                               2,800 (a)       32,521
Subordinated debentures -
  (Trust Preferred Securities)                          12,650   $   291 (b)                   12,359
                               ---------------  --------------  ---------    --------   ---------------

    Total Liabilities                2,216,253         648,710       291      14,845        2,879,517
Shareholders' Equity                   258,201          43,157    43,157 (a)  70,540 (a)      328,741
                               ---------------  --------------  ---------    --------   ---------------

Total Liabilities and
    Shareholders' Equity       $     2,474,454  $      691,867   $43,448     $85,385    $   3,208,258
                               ===============  ==============  =========    ========   ==============

Book value per share                  $  14.46        $  13.79                               $  15.44
Shares outstanding                  17,854,497       3,129,674                             21,296,385


See Notes to the Pro Forma Condensed Combined Financial Statements.


                                       32


                  Unaudited Pro Forma Condensed Combined Statement of Income
                   (Dollars in thousands, except for per share data)

                                        For the year ended December 31, 2001
                               ------------------------------------------------------------------------

                                                                Pro forma Adjustments      Pro forma
                                                   American     ---------------------       Combined
                                WesBanco, Inc.  Bancorporation     Debit      Credit     WesBanco, Inc.
                               ---------------  --------------  ---------------------   ---------------
Interest Income
Loans, including fees          $      126,230   $       30,744   $    54 (b)             $    156,920
Securities and other
  investments                          37,709           15,931                                 53,640
                               ---------------  --------------  ---------    --------   ---------------
    Total interest income             163,939           46,675        54                      210,560
                               ===============  ==============  =========    ========   ===============

Interest Expense
Deposits                               66,229           21,456                 2,325 (b)       85,360
Other borrowings                       10,125            9,732                 1,510 (b)       18,347
                               ---------------  --------------  ---------    --------   ---------------
    Total interest expense             76,354           31,188       ---       3,835          103,707
                               ---------------  --------------  ---------    --------   ---------------

    Net interest income                87,585           15,487        54       3,835          106,853
Provision for Loan Losses               5,995            1,460                                  7,455
                               --------------   --------------  ---------    --------   ---------------
   Net interest income after
     provision for loan losses         81,590           14,027        54       3,835           99,398
Other income                           24,588            2,563                                 27,151
Other Expense                          64,894           13,904     1,405 (b)      84 (b)       80,119
                               --------------   --------------  ---------    --------   ---------------
Income before income taxes             41,284            2,686     1,459       3,919           46,430
Provision (benefit) for
    income taxes                       12,282             (385)      984 (d)                   12,881
                               --------------   --------------  ---------    --------   ---------------
Net income                     $       29,002   $        3,071   $ 2,443     $ 3,919     $     33,549
                               ==============   ==============  =========    ========   ===============

Earning per share                    $   1.60         $   0.98                               $   1.56
Average shares outstanding         18,123,851        3,129,674                             21,565,739


See Notes to the Pro Forma Condensed Combined Financial Statements.


                                       33


         Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Basis of Presentation

The following pro forma adjustments are based on available information and certain estimates and assumptions.
Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments. WesBanco believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the following transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated condensed financial statements.

Adjustments to Pro forma Condensed Combined Financial
Statements:

(a)	Represents the purchase accounting entries and the
elimination of American's equity accounts.  The total
purchase price of $70.5 million was funded through the
issuance of 3,441,888 shares of WesBanco common stock.   In
addition, acquisition related direct costs totaling approximately $2.8 million were capitalized as part of the transaction and consisted of certain severance payments, legal, accounting, advisory and other transaction related fees.

(b)	Fair value adjustments made to acquired assets and
liabilities were determined based on information available as of December 31, 2001. Fair value adjustments are being amortized or accreted over their applicable remaining lives. The excess of the purchase price over the fair value of the net assets acquired was allocated to the core deposit
intangible and goodwill.   The pro forma condensed combined
financial statements reflect the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" whereby goodwill is not amortized but is subject to annual impairment tests. The core deposit intangible is subject to amortization over its estimated economic life. For purposes of these pro forma statements, the fair value adjustments and the core deposit intangible are being amortized on a straight-line basis.

(c)	Represents net deferred tax liabilities related to fair
value adjustments and the core deposit intangible. Deferred taxes were calculated using an effective tax rate of 40%.

(d)	Represents the estimated income tax effect on the pro
forma adjustments using an income tax rate of 40%.

Regulatory Divestiture of Branch Office

In conjunction with the merger, WesBanco was required to divest the deposits of one office of American to address a possible anti-trust issue. The divestiture of this office, with deposits as of December 31, 2001 of approximately $16.5 million, or 0.7% of pro forma combined deposits, was considered immaterial to the transaction and, therefore, has not been reflected in the pro forma financial information.


                                       34



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           WesBanco, Inc.
                                           --------------
                                           (Registrant)




May 14, 2002                               /s/ Paul M. Limbert
------------                               -----------------------------------
    Date                                   Paul M. Limbert
                                           President & Chief Executive Officer






















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